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                                                                   Exhibit 99(j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 22, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to Shareholders of JPMorgan Capital Growth Fund, JPMorgan Disciplined Equity Fund, JPMorgan Diversified Fund, JPMorgan Dynamic Small Cap Fund, JPMorgan Growth and Income Fund, JPMorgan Intrepid America Fund (formerly JPMorgan Intrepid All Cap Fund), JPMorgan Intrepid Contrarian Fund (formerly JPMorgan Intrepid Investor Fund), JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Value Fund, JPMorgan Mid Cap Equity Fund, JPMorgan Small Cap Core Fund, JPMorgan Small Cap Equity Fund, JPMorgan U.S. Equity Fund and JPMorgan U.S. Small Company Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, NY
April 26, 2005